UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2025
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Joby Aviation, Inc.
(Exact name of registrant as specified in its charter)
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Delaware			001-39524	98-1548118
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

333 Encinal Street

Santa Cruz	,	California		95060
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (831) 201-6700
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	JOBY	New York Stock Exchange
Warrants to purchase common stock	JOBY WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On May 7, 2025, Joby Aviation, Inc. (the “Company”) announced its financial results for the quarter ended March 31, 2025. A copy of the Company’s press release is attached hereto as Exhibit 99.1. The Company also issued a letter to its shareholders, which is attached hereto as Exhibit 99.2.
The information furnished in Item 2.02 of this Current Report, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.
On May 7, 2025, the Company announced the appointment of Rodrigo Brumana as Chief Financial Officer of the Company. Mr. Brumana, age 50, is expected to join the Company on May 29, 2025. Mr. Brumana joins the Company from Poshmark, Inc. where he was Chief Financial Officer from December 2021. Prior to that he served as Chief Financial Officer of Amazon Private Brands from June 2020 to November 2021. From September 2018 to March 2020, Mr. Brumana served as Chief Financial Officer and Treasurer of OfferUp, Inc.. Mr. Brumana holds an M.B.A. from the University of California, Berkeley and a Bachelor of Science in Civil Engineering from Universidade Federal de Uberlândia, Brazil.
There are no arrangements or understandings between Mr. Brumana and any other persons pursuant to which he was selected as an officer; he has no family relationships with any of the Company’s directors or executive officers; and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Offer Letter
Pursuant to the terms of an offer letter, dated April 30, 2025, between the Company and Mr. Brumana (the “Offer Letter”), Mr. Brumana will receive an annual base salary of $535,000, and a signing bonus of $165,000 (the “Signing Bonus”) payable in his first paycheck. Mr. Brumana will receive a second bonus of $165,000 (the “Second Bonus”) to be paid upon the one-year anniversary of his start date. If Mr. Brumana voluntarily resigns or is terminated for Cause, as defined in the Offer Letter, within one year after payment of the Signing Bonus or the Second Bonus, he agrees to return a prorated portion of the applicable bonus.
Pursuant to the Offer Letter, and subject to approval by the Company’s Board of Directors, it is expected that Mr. Brumana will receive an award of Restricted Stock Units (“RSUs”) with a value of $8,000,000, calculated based on the dollar amount divided by the Company’s 20-day volume weighted average share price (“VWAP”) ending the day prior to the Board approval date (the “Initial Grant”). The Initial Grant will vest as to 12/48 of the RSUs on the one-year anniversary of the vesting commencement date, which will be the first day of the month after Mr. Brumana’s start date, and 3/48th of the RSUs will vest quarterly thereafter, subject to Mr. Brumana’s continued employment.
Mr. Brumana is also expected to receive a long-term performance-based equity award with a value of $2,000,000 to be approved by the Board on terms consistent with similarly situated executives. He will also be eligible to receive awards of RSUs granted pursuant to the Company’s H1 2025 Performance Award Program.
The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Description
10.1+	Offer Letter, dated April 30, 2025, between the Company and Rodrigo Brumana
99.1	Press Release dated May 7, 2025
99.2	Shareholder Letter dated May 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
+ Indicates a management contract or compensatory plan.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Joby Aviation, Inc.

Date:	May 7, 2025	By:	/s/ Kate DeHoff
		Name:	Kate DeHoff
		Title:	General Counsel and Corporate Secretary